Exhibit 99.1

Press release of the Company dated July 26, 2012

ACADIA REALTY TRUST
SECOND QUARTER 2012 EARNINGS CONFERENCE CALL TRANSCRIPT CURRENTLY AVAILABLE

WHITE PLAINS, NY - July 26 2012 - Acadia Realty Trust (NYSE: AKR), announced today that the transcript from its second quarter 2012 earnings conference call as conducted by the Company on July 25, 2012 at 12:00 PM is currently available on its website.

The transcript can be accessed through Acadia's website at www.acadiarealty.com and is posted in the Investor Relations section of its website under “News & Events” within the “Webcast” section of the page.

About Acadia Realty Trust
Acadia Realty Trust, a fully-integrated equity real estate investment trust, is focused on the acquisition, ownership, management and redevelopment of high-quality retail properties and urban/infill mixed-use properties with a strong retail component located primarily in high-barrier-to-entry, densely-populated metropolitan areas along the East Coast and in Chicago. Acadia owns, or has an ownership interest in these properties through its core portfolio and three opportunistic/value-add investment funds. Additional information may be found on the Company's website at www.acadiarealty.com.